U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

VioQuest Pharmaceuticals, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

VIOQUEST PHARMACEUTICALS, INC.
180 Mount Airy Road, Suite 203,
Basking Ridge, New Jersey 07920

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 19, 2006

TO OUR STOCKHOLDERS:

You are invited to attend the Annual Meeting of Stockholders of VioQuest Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The annual meeting will be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07059, on May 19, 2006, at 12:00 Noon (EDT), or at any adjournment or postponement thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect seven directors;

2.	To ratify and approve the Company’s 2003 Stock Option Plan, as amended;

3.	To ratify the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for fiscal 2006; and

4.	To transact any other business as may properly come before the meeting or any adjournments thereof.

Our Board of Directors has fixed the close of business on March 31, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournments or postponement thereof.

 All stockholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, as promptly as possible. If you attend the meeting, you may withdraw the proxy and vote in person.

By Order of the Board of Directors,

VIOQUEST PHARMACEUTICALS, INC.

/s/ Brian Lenz

Brian Lenz Chief Financial Officer and Secretary

Basking Ridge, New Jersey
April 14, 2006

 PROXY STATEMENT
OF
VIOQUEST PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
MAY 19, 2006

         The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of VioQuest Pharmaceuticals, Inc., a Delaware corporation (sometimes referred to as “VioQuest,” the “Company,” “we,” “us,” or “our”), for use at the Annual Meeting of Stockholders to be held on May 19, 2006, at 12:00 Noon (EDT), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07059. The Company intends to mail this proxy statement and accompanying proxy card on or about April 14, 2006, to all stockholders entitled to vote at the annual meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote at the annual meeting.  You are invited to attend the annual meeting to vote on the proposals described in this proxy statement.  The annual meeting will be held on Friday, May 19, 2006 at 12:00 Noon (EDT) at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07059.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 31, 2006, will be entitled to vote at the annual meeting.  On this date, there were 46,729,519 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 31, 2006, your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 31, 2006, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered  to be the stockholder of record for purposes of voting at the annual meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the annual meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of seven directors to hold office until the 2007 Annual Meeting of Stockholders;

•	Ratification and approval of the 2003 Stock Option Plan, as amended; and

•	Ratification and approval of the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for fiscal 2006.

 How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify.  For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting, where a ballot will be made available to you.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from VioQuest.  Simply complete and mail the proxy card to ensure that your vote is counted.  Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if your broker or bank makes telephone or Internet voting available.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on March 31, 2006.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all seven nominees for director, “For” the ratification and approval of the 2003 Stock Option Plan and “For” the ratification and approval of the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm.  If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

 Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at 180 Mount Airy Road, Suite 203, Basking Ridge, New Jersey, 07920.

•	You may attend the meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by the close of business on December 15, 2006 to our Secretary at 180 Mount Airy Road, Suite 203, Basking Ridge, New Jersey 07920. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify us by February 28, 2007, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.  Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

For the election of directors to hold office until the 2007 Annual Meeting of Stockholders, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.  Only votes “For” or “Withheld” will affect the outcome.

To be approved, Proposals 2 and 3, the ratification and approval of our 2003 Stock Option Plan, and the ratification and approval of the Company’s independent registered public accounting firm, each must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy.  On the record date, there were 46,729,519 shares of common stock outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.   Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, either the chairman of the meeting or a majority of the votes present may adjourn the meeting to another date.

 How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  Final voting results will be published in our quarterly report on Form 10-QSB for the second quarter of 2006.

PROPOSAL 1:

ELECTION OF DIRECTORS

The number of directors comprising our Board of Directors is currently set at up to nine members and our Board is presently composed of seven members. Vacancies on our Board of Directors may be filled by persons elected by a majority of our remaining directors. A director elected by our Board of Directors to fill a vacancy (including any vacancy created by an increase in the number of directors) shall serve until the next meeting of stockholders at which the election of directors is considered and until such director’s successor is elected and qualified.

None of our directors has previously been elected as such by our stockholders. Each nominee is currently a director of the Company who was recommended for election as a director by our Board’s Corporate Governance and Nominating Committee. If elected at the annual meeting, each of the nominees below would serve until our 2007 Annual Meeting of Stockholders, and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. It is our policy to invite directors to attend the annual meeting.

The name and age of each of the seven nominees, his position with the Company, his principal occupation, and the period during which such person has served as a director of the Company are set forth below.

Biographical Summaries of Nominees for the Board of Directors

Name	Age	Position	Director Since
Daniel Greenleaf	41	President, Chief Executive Officer and Director	2005
Vincent Aita, Ph.D.	32	Director	2003
Johnson Y.N. Lau	45	Director	2005
Stephen C. Rocamboli	34	Director	2003
Stephen A. Roth, Ph.D.	63	Director	2003
Michael Weiser, M.D.	43	Director	2003
Xumu Zhang, Ph.D.	44	Director	2000

Daniel Greenleaf has been our President and Chief Executive Officer and a member of the Board of Directors since February 2005. He joined VioQuest from Celltech Biopharmaceuticals, a European biotechnology company where he served as President of their U.S. operations since 2004. Prior to that, Mr. Greenleaf served as Senior Vice President of Operations for Nabi Biopharmaceuticals a biopharmaceutical development company, from 2002 to 2003. From 1992 to 2002, Mr. Greenleaf held a series of positions of increasing responsibility at Schering-Plough Corporation, an international pharmaceutical company, including its Vice President, Marketing and Sales from 2000 to 2002. He holds an MBA from the University of Miami and a BA in Economics from Denison University.

Vincent M. Aita, Ph.D. has served as a member of the board of directors since February 2003. Dr. Aita is a partner at Kilkenny Capital Management, LLC, where he has worked from February 2004 to present. Prior to that, he was a research analyst for Paramount BioCapital Asset Management, Inc. from November 2000 to January 2004. Prior to that, Dr. Aita completed a post-doctoral fellowship in the Department of Genetics and Development at Columbia University, and concurrently served as a scientific consultant for Research Assessment Associates, Inc. From August 1995 to December 1999, Dr. Aita attended Columbia University where he received a Ph.D. in Genetics from the Columbia Genome Center.

Johnson Y. N. Lau has been a member of our board of directors since November 2005. He currently serves as the Chairman of Kinex Pharmaceuticals, LLC, a position he has held since December 2003. Prior to that, Dr. Lau was an independent contractor from January 2003 until December 2003 and served in various capacities at Ribapharm Inc. from August 2000 until January 2003, including Chairman, President and Chief Executive Officer. Previously he was the Senior Vice President and Head of Research and Development at ICN Pharmaceuticals and Senior Director of Antiviral Therapy at Schering-Plough Research Institute. Since September 2004, Dr. Lau has been a director of Chelsea Therapeutics International, Ltd. (OTCBB: CHTP), a North Carolina based biotechnology company. He has published over 200 scientific papers and 40 reviews and editorials in leading academic journals and was elected as a Fellow, Royal College of Physicians in 2004. Dr. Lau holds an M.B.B.S. and M.D. from the University of Hong Kong and the degrees of M.R.C.P. and F.R.C.P. from the Royal College of Physicians.

Stephen C. Rocamboli has served as our Interim Chairman since February 2003 and was our Secretary from February 2003 to December 2003. Since September 2004, Mr. Rocamboli has been general counsel of Paramount BioCapital, Inc. and Paramount BioCapital Investments, LLC and served as deputy general counsel of those companies from September 1999 to August 2004. From November 2002 to December 2003, Mr. Rocamboli served as a director of Ottawa, Ontario based Adherex Technologies, Inc. Mr. Rocamboli also serves as a member of the board of directors of several privately held development stage biotechnology companies. Prior to joining Paramount, Mr. Rocamboli practiced law in the health care field. He received his J.D. from Fordham University School of Law.

Stephen A. Roth, Ph.D. has served as a member of the board of directors since February 2003. Since January 2003, he has served as President, CEO, and director of Immune Control, Inc., a privately-held biopharmaceutical company focused on developing cancer treating drugs. Prior to joining Immune Control, Dr. Roth co-founded Neose Technologies in 1990, becoming its Chief Executive Officer and Chairman in 1994. Prior to starting Neose, Dr. Roth was assistant and associate professor of biology at The Johns Hopkins University from 1970-1980. He moved to the University of Pennsylvania as professor of biology in 1980, and was appointed Department Chairman in 1982, serving in that role until 1987. At Penn, Dr. Roth helped form its Plant Science Institute. His scholarly interests centered on the roles of complex carbohydrates in embryonic morphogenesis and in malignancy, topics on which he authored or co-authored nearly 100 articles and one book. He has received several research awards and prizes, and is an inventor on 18 patents and six patent applications. Dr. Roth received an A.B. degree from Johns Hopkins in 1964, a Ph.D. from Case Western Reserve University in 1968, and did postdoctoral work in carbohydrate chemistry at Hopkins from 1968-1970.

Michael Weiser, M.D., Ph.D. has served as a member of the board of directors since February 2003. Dr. Weiser concurrently serves as the Director of Research of Paramount BioCapital, Inc. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine, where he also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience. Dr. Weiser currently serves on the board of directors of Manhattan Pharmaceuticals, Inc. (MHA), Hana Biosciences, Inc. (HNAB), Chelsea Therapeutics International Ltd. (CHTP), Emisphere Technologies Inc. (EMIS), Ziopharm Oncology (ZIOP), all publicly-held biotechnology companies, as well as several other privately held biotechnology companies.

Xumu Zhang, Ph.D., co-founder of our subsidiary Chiral Quest, Inc., has been a member of our board of directors and has served as our Chief Technology Officer and as a consultant since our inception in 2000. Since 1994, Dr. Zhang has been primarily employed by Pennsylvania State University in State College, Pennsylvania, most recently as a Professor of Organic Chemistry, and prior to that was an Assistant and Associate Professor of Chemistry. Dr. Zhang holds a Ph.D. in Organic and Inorganic Chemistry from Stanford University, where he also conducted his postdoctoral work.

Vote Required

All shares represented by proxies will be voted “FOR” the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. In order to be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes present in person or represented by proxy at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES LISTED ABOVE.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Committees and Meetings

The Board held eight meetings (either in person or by conference call) in 2005 and took action by written consent three times. All directors attended at least 75 percent of the aggregate meetings of the Board and of the committees on which they served.

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The following table provides membership for each of the Board committees:

Name of Committee	Membership
Audit	Vincent Aita, Johnson Lau (Chair) and Stephen Rocamboli
Compensation	Vincent Aita, Stephen Roth and Michael Weiser (Chair)
Governance	Johnson Lau, Stephen Rocamboli and Stephen Roth (Chair)

Audit Committee

The Audit Committee oversees the Company’s accounting and financial reporting process. For these purposes, the Audit Committee performs several functions. For example, the Committee evaluates and assesses the qualifications of the independent registered public accounting firm; determines the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any non-audit services; reviews the financial statements to be included in the Company’s Annual Report on Form 10-KSB; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results of the Company’s quarterly financial statements. The Board of Directors adopted a written Audit Committee Charter, a copy of which can be found on our company website at www.vioquestpharm.com. The Audit Committee met four times in 2005.

Our Board of Directors has reviewed the definition of independence for Audit Committee members and has determined that each of member of our Audit Committee is independent, as independence for audit committee members is currently defined by Section 121 of the Listing Standards of the American Stock Exchange (although not currently listed on the American Stock Exchange (“AMEX”), the Company has elected to follow its guidelines for independence requirements pursuant to an SEC directive that the standard for audit committee independence be based upon the listing guidelines of a national securities exchange or national securities market). The Board has further determined that Dr. Lau qualifies as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission. The Board’s determination was based on an assessment of a number of items with regard to Dr. Lau’s background and experience, including his prior service as the chief executive officer of a public reporting company.

Compensation Committee

The Compensation Committee of the Board of Directors oversees our compensation policies, plans and programs. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and recommends to the Board the compensation and other terms of employment of our Chief Executive Officer and our other executive officers; administers our equity incentive and stock option plans; and makes recommendations to the Board concerning the issuance of awards pursuant to those plans. All current members of the Compensation Committee are independent (as independence is currently defined under Section 121 of the American Stock Exchange listing standards). The Compensation Committee met four times in 2005.

Governance and Nominating Committee

  In February 2006, the Board established a Governance and Nominating Committee. The Governance and Nominating Committee provides assistance to the Board in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices. It considers and recommends to the Board persons to be nominated for election by the stockholders as directors. In addition to nominees recommended by directors, the Governance and Nominating Committee will consider nominees recommended by stockholders if submitted in writing to the Secretary of the Company at the address of Company’s principal offices. The Board believes that any candidate for director, whether recommended by stockholders or by the Board, should be considered on the basis of all factors relevant to the needs of the Company and the credentials of the candidate at the time the candidate is proposed. Such factors include relevant business and industry experience and demonstrated character and judgment. The Board of Directors adopted a written charter of the Governance and Nominating Committee, a copy of which can be obtained without charge by sending a written request to the Secretary of the Company at the address of Company’s principal offices. The Governance and Nominating Committee has met once since it was established.

Communication with the Board of Directors

Although we have not adopted a formal process for stockholder communications with our Board of Directors, we believe stockholders should have the ability to communicate directly with the Board so that their views can be heard by the Board or individual directors, as applicable, and that appropriate and timely responses be provided to stockholders. All communications regarding general matters should be directed to the Secretary of the Company at the address below and should prominently indicate on the outside of the envelope that it is intended for the complete Board of Directors or for any particular director(s). If no designation is made, the communication will be forwarded to the entire board. Stockholder communications to the Board should be sent to:

Corporate Secretary
Attention: Board of Directors [or name(s) of particular directors]
VioQuest Pharmaceuticals, Inc.
180 Mount Airy Road, Suite 203
Basking Ridge, New Jersey 07920

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees of our company. In addition, we have adopted a Code of Ethics specifically applicable to our Chief Executive Officer and Senior Financial Officers. A copy of our Code of Business Conduct and Ethics and/or our Code of Ethics for Chief Executive Officer and Senior Financial Officers can be obtained without charge by sending a written request to the Secretary of the Company at the address of Company’s principal offices. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the code to an executive officer or director, we will promptly disclose the nature of the amendment or waiver by filing with the SEC a current report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE*

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2005.

The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee.  The Audit Committee is comprised solely of independent directors, as defined by the listing standards of American Stock Exchange.

The Audit Committee has reviewed and discussed the financial statements with management and J.H. Cohn LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. J.H. Cohn LLP is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

Our Audit Committee has also discussed with J.H. Cohn LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements.  Our Audit Committee has also received written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from us and our related entities, and has discussed with J.H. Cohn LLP their independence from us.

* This report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

Submitted by:

Vincent M. Aita
Johnson Y.N. Lau (Chair)
Stephen C. Rocamboli

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of Directors

Our directors do not currently receive monetary fees for serving as directors. Non-employee directors may be granted, at the discretion of the Board, options to purchase shares of our common stock. Such options shall contain such terms and provisions as the Board determines at the time of grant. On October 28, 2003, in consideration for their services as directors, each of Drs. Aita, Roth and Weiser and Messr. Rocamboli received ten-year options to purchase 12,900 shares of our common stock at an exercise price of $1.98 per share. In addition , on January 12, 2006, Drs. Roth and Lau received ten-year options to purchase 120,000 and 170,000 shares of our common stock, respectively, at an exercise price of $0.75 per share. All of these options vest in three equal installments on each anniversary of the grant date until fully vested. Additionally, on March 31, 2006, Dr. Lau received ten-year options to purchase 150,000 shares of our common stock, at an exercise price of $0.85 per share. Members of the Board who are also employees or consultants of the Company receive no options for their services as directors.

Biographical Summaries of our Executive Officers

Our executive officers and directors are described below. There are no family relationships among our executive officers or directors.

Name	Age	Positions
Daniel Greenleaf	41	President, Chief Executive Officer and Director
Michael Cannarsa, Ph.D.	48	General Manager, Chiral Quest
Pamela Harris, M.D.	54	Chief Medical Officer
Yaping Hong, Ph.D.	50	Vice President of Process Research and Development
Brian Lenz	34	Chief Financial Officer, Secretary and Treasurer
Richard J. Welter, Ph.D.	59	Vice President, Corporate Business Development

Daniel Greenleaf has been our President and Chief Executive Officer and a member of the Board of Directors since February 2005. He joins VioQuest from Celltech Biopharmaceuticals, a European biotechnology company where he served as President of their U.S. operations since 2004. Prior to that, Mr. Greenleaf served as Senior Vice President of Operations for Nabi Biopharmaceuticals a biopharmaceutical development company, from 2002 to 2003. From 1992 to 2002, Mr. Greenleaf held a series of positions of increasing responsibility at Schering-Plough Corporation, an international pharmaceutical company, including its Vice President, Marketing and Sales from 2000 to 2002. He holds an MBA from the University of Miami and a BA in Economics from Denison University.

Michael Cannarsa, Ph.D., currently serves as General Manager of Chiral Quest and joined our Company in January 2005. Mr. Cannarsa joins us from Chemi Pharma, where he served as President and VP of Business Development since 2003. From 2001 to 2003, Dr. Cannarsa was employed by Synthetech, Inc. serving as Director of Business Development. Prior to Synthetech, Inc., Dr. Cannarsa served as Vice President, Fine Chemicals Business Development at Symyx Technologies, Inc. from 1999 to 2001. From 1997 to 1999; Dr. Cannarsa was employed by PPG-Sipsy Pharmaceutical Products as Commercial Development Manager. He holds a Ph.D. from Cornell University in Physical Organic Chemistry, and a BS in Chemistry from Georgetown University.

Pamela Harris, M.D., F.A.C.P., joined our company in March 2006 as its Chief Medical Officer. Prior to joining the Company, Dr. Harris was the Chief Medical Officer of Callisto Pharmaceuticals, Inc. since March 2005. From March 2004 to March 2005, she was Team Leader/Senior Medical Director for Pfizer, Inc. From May 2003 to January 2004, Dr. Harris was a Clinical Science Team Leader/Consultant with Hoffman-La Roche Pharmaceuticals and from December 2004 to April 2003, she was Interim Director of Clinical Research for Nabi Biopharmaceuticals. From 1999 to 2002, Dr. Harris was Director, Clinical Research for Wyeth.

Yaping Hong, Ph.D., has been our Director of Process Research and Development since May 2003. Prior to joining Chiral Quest, Dr. Hong was Director of Process Chemistry for Synthon Chiragenics from August 2001 to May 2003. From April 1993 to August 2001, Dr. Hong was employed by Sepracor Inc., eventually serving as Associate Research Fellow from January 2001 to August 2001. Dr. Hong holds a Ph.D. in Synthetic Organic Chemistry from the University of Waterloo. Dr. Hong conducted his postdoctoral work from September 1991 to March 1993 at the Massachusetts Institute of Technology, in Cambridge Massachusetts.

Brian Lenz has been our Chief Financial Officer since April 2004 and our Secretary and Treasurer since December 2003. From October 2003 to April 2004, he served as our Controller. Prior to that he was Controller of Smiths Detection from July 2000 to September 2003. Previous to Smiths Detection, Mr. Lenz worked as a Senior Auditor for KPMG LLP from October 1998 to June 2000. Mr. Lenz is a licensed Certified Public Accountant, holds a Bachelors of Science in Business Administration from Rider University in New Jersey, and an M.B.A. from Saint Joseph’s University in Pennsylvania.

Richard J. Welter, Ph.D., has been our Vice President of Corporate Business Development since July 2005. Prior to joining us, Dr. Welter was Vice President, Business Development at Vela Pharmaceuticals, Inc. from July 2003 to July 2005. From July 2000 to July 2003, Dr. Welter served as Executive Director, Global Licensing at Pharmacia Corporation.

Compensation of Executive Officers

Summary of Compensation

The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our chief executive officer and the other highest-paid executive officers serving as such at the end of 2005 whose compensation for that fiscal year was in excess of $100,000. The individuals named in the table will be hereinafter referred to as the “Named Executive Officers.”

		Annual Compensation						Long-Term Compensation Awards
Name & Position	Fiscal Year	Salary ($)		Bonus ($)		Other ($)		Shares Underlying Options (#)	All Other Compensation ($)
Daniel Greenleaf (1)	2005	330,000	(1)	305,000 (2)		0		2,336,476	0
President & CEO	2004	--		--		--		--	--
	2003	--		--		--		--	--

Ronald Brandt (3)	2005	50,000	(3)	--		105,000	(4)	--	0
Former CEO, V.P.	2004	200,000		50,000		6,000	(5)	125,000	0
Business Development	2003	165,000		0		4,800	(5)	175,000	0

Brian Lenz	2005	130,000		35,000		0		160,000	0
Chief Financial Officer	2004	94,000		17,000		0		25,000	0
	2003	--		--		--		15,000	--

Michael Cannarsa	2005	160,000		20,000		4,800	(5)	175,000	0
G.M. Chiral Quest, Inc.	2004	--		--		--		--	--
	2003	--		--		--		--	--

Yaping Hong	2005	165,000		44,000		0		125,000	0
V.P. of Process R&D	2004	165,000		20,000		0		50,000	0
	2003	145,000		14,000		0		50,000	0

Richard Welter (6)	2005	100,833	(6)	47,000	(7)	0		175,000	0
V.P. Corporate	2004	--		--		--		--	--
Development	2003	--		--		--		--	--

______________
(1)	Mr. Greenleaf’s compensation represents amounts received from his hiring on February 1, 2005, which included the prorated amount of his $360,000 annual base salary.
(2)	Includes a signing bonus of $50,000, guaranteed bonus of $100,000 and bonuses received upon reaching certain Company milestones.
(3)
Mr. Brandt served as the Company's Vice President of Business Development from October 2003 to April 2004. He was appointed interim President and CEO in April 2004 and held those positions until February 2005. Mr. Brandt’s compensation represents amounts received up until April 4, 2005, when he resigned.

(4)	Represents severance payment.
(5)	Represents an automobile allowance.
(6)	Mr. Welter’s compensation represents amounts received from his hiring on July 18, 2005, which included the prorated amount of his $220,000 annual base salary.
(7) Includes a $22,000 signing bonus.

Stock Option Grants in Last Fiscal Year

We grant options to our executive officers under our 2003 Stock Option Plan (the “Plan”). As of December 31, 2005, options to purchase a total of 4,975,853 shares were outstanding under the Plan and options to purchase 1,524,147 shares remained available for grant under the Plan.

The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 2005. Each option grant described below vests in three equal annual installments commencing on the first anniversary of the grant.

		% of Total
		Options
	Shares	Granted to
	Underlying	Employees	Exercise
	Options	in Fiscal	Price	Expiration
Name	Granted (#)	Year(%)(1)	($/Share)	Date
Daniel Greenleaf	891,396	28.9	0.88	2/1/2015
	1,445,080	46.9	0.89	10/19/2015

Ronald Brandt	--	--	--	--

Brian Lenz	60,000	1.9	1.08	1/24/2015
	100,000	3.2	1.03	11/29/2015

Michael Cannarsa	175,000	5.7	0.86	1/1/2015

Yaping Hong	25,000	0.8	1.08	1/24/2015
	100,000	3.2	1.03	11/29/2015

Richard Welter	175,000	5.7	0.74	7/18/2015

(1)	Based upon options to purchase a total of 3,079,476 shares of our common stock granted to employees in 2005.

Aggregated Option Exercises in Last Fiscal year and Fiscal Year-End Option Values

The following table provides information concerning option exercises by the Named Executive Officers during the year ended December 31, 2005 and the number and value of unexercised options held by the Named Executive Officers at December 31, 2005.  The value realized on option exercises is calculated based on the fair market value per share of common stock on the date of exercise less the applicable exercise price.

 The value of unexercised in-the-money options held at December 31, 2005 represents the total gain which the option holder would realize if he exercised all of the in-the-money options held at December 31, 2005, and is determined by multiplying the number of shares of common stock underlying the options by the difference between $0.75, which was the closing price per share of our common stock on the OTC BB on December 30, 2005 (the last trading day of 2005), and the applicable per share option exercise price. An option is “in-the-money” if the fair market value of the underlying shares exceeds the exercise price of the option.

			Number of Shares Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name	Shares Acquired on Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel Greenleaf	0	-	0	2,336,476	0	0

Ronald Brandt	0	-	0	0	0	0

Brian Lenz	0	-	18,334	181,666	0	0

Michael Cannarsa	0	-	0	175,000	0	0
Yaping Hong	0	-	37,667	187,333	0	0
Richard Welter	0	-	0	175,000	0	1,750

Long Term Incentive Plan Awards

No long term incentive plan awards were made to any Named Executive Officer during the last fiscal year.

Equity Compensation Plan Information

The following table summarizes outstanding options under our 2003 Stock Option Plan, which has not been previously approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (excluding securities reflected in column (a) (c)
Equity compensation plans approved by stockholders	-	$ -	-
Equity compensation plans not approved by stockholders - 2003 Plan	6,073,853	$ 1.05	426,147

Employment, Severance and Change of Control Agreements

Daniel Greenleaf

The Company entered into a written employment agreement dated as of February 1, 2005 with Daniel Greenleaf, its newly-appointed President and Chief Executive Officer. The agreement provides for a 3-year term and an initial annual base salary of $360,000, plus a guaranteed annual bonus of $100,000 during each year of the term of the agreement. In addition, Mr. Greenleaf is entitled to a signing bonus in the amount of $50,000, of which one-half is payable following the execution of the employment agreement and the remaining one-half is payable on the 6-month anniversary of the agreement. Mr. Greenleaf is further entitled to a “Discretionary Bonus” under the employment agreement of up to $250,000 per year upon the attainment of certain performance criteria specified in the employment agreement, and such other benefits generally made available to the Company’s other senior management.

The employment agreement also provides that Mr. Greenleaf is entitled to receive an option to purchase 891,396 shares of the Company’s common stock, which represents 5 percent of the Company’s then currently outstanding common stock. The option will vest in three equal annual installments, commencing February 2006. In addition, until the Company has raised $20 million through the sale of equity securities and has obtained the rights to one clinical stage human therapeutic, Mr. Greenleaf shall be entitled to receive such additional options to purchase common stock in order to maintain his beneficial ownership (assuming the exercise of all stock options issued to Mr. Greenleaf) at 5 percent of the Company’s outstanding common stock. To the extent any additional stock options are issued pursuant to the foregoing sentence, the options will vest in installments over the term of the employment agreement as long as Mr. Greenleaf remains employed by the Company and will be exercisable at the market value of the Company’s common stock at the time of issuance.

In the event Mr. Greenleaf’s employment is terminated by the Company during the term upon a “change of control” (as defined in the employment agreement) and on the date of such termination the Company’s aggregate market capitalization is less than $38 million, he is entitled to receive his base salary for six months thereafter and all of his stock options scheduled to vest in the calendar year of such termination shall accelerate and be deemed vested upon termination and will remain exercisable for 12 months following such termination. In the event the Company terminates Mr. Greenleaf’s employment during the term of the agreement other than as a result of death, disability, cause or in connection with a change of control where the Company’s aggregate market capitalization is less than $38 million, then (i) Mr. Greenleaf is entitled to receive his base salary for 12 months from such termination, his guaranteed bonus for the calendar year in which such termination occurs, and the portion of any discretionary bonus earned as of the termination, and (ii) the vesting of his stock options shall accelerate and be deemed vested and will remain exercisable for 12 months following such termination.

Pamela Harris

On February 14, 2006, we entered into an employment agreement with Pamela Harris, M.D., F.A.C.P., our newly-appointed Chief Medical Officer. The agreement is for an indefinite term beginning on March 15, 2006 and provides for an initial base salary of $250,000, plus an annual target bonus of up to 20% of base salary based upon personal performance and an additional amount of up to 10% of base salary based upon Company performance. The agreement provides that for fiscal year 2006, Dr. Harris will be guaranteed at least 50% of the target bonus.

The employment agreement also provides that Dr. Harris is entitled to receive options to purchase 200,000 shares of our common stock. The options will vest in three equal annual installments, commencing in March 2007 and will be exercisable at a price per share equal to the greater of i) $0.75, or ii) 105% of the closing bid price of the common stock on the effective date of her employment. In addition, Dr. Harris shall be entitled, based on performance, to receive options to purchase an additional 200,000 shares of the Company’s common stock. These performance based options will be divided in to three separate grants and are expected to vest in annual installments over a 3-year period. Entitlement to the performance based options and the exact vesting schedule will be determined after consideration of the development timelines relating to the Company’s two product candidates. All terms of the options will be issued pursuant to the Company’s 2003 Stock Option Plan and will be exercisable by Dr. Harris as long as she remains employed by the Company; provided, however, if a “change of control” (as defined in the 2003 Plan) occurs during Dr. Harris’ employment, the vesting of the stock options shall accelerate and be deemed vested. Pursuant to the terms of the employment agreement, Dr. Harris is entitled to a housing allowance of up to $10,000 and relocation assistance for up to an additional $10,000. In the event that the Company terminates Dr. Harris’ employment without cause, Dr. Harris is entitled to receive her then annualized base salary for a period of six months from such termination.

Compensation Committee Interlocks and Insider Participation

There were no interlocks or other relationships with other entities among our executive officers and directors that are required to be disclosed under applicable SEC regulations relating to compensation committee interlocks and insider participation.

PROPOSAL 2:

APPROVAL OF 2003 STOCK OPTION PLAN

Stockholders are requested in this Proposal 2 to ratify and approve the Company’s 2003 Stock Option Plan (the “2003 Plan”) and all stock option grants made pursuant to the 2003 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify and approve the 2003 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The brief summary of the 2003 Plan which follows is qualified in its entirety by reference to the complete text, a copy of which is attached to this Proxy Statement as Appendix A.

 General

 In June 2003, the Board approved and adopted the 2003 Plan in the form attached hereto as Appendix A. The Board approved an amendment to the 2003 Plan in August 2005 to increase the number of shares of Common Stock authorized for issuance. The 2003 Plan, as amended, authorizes a total of 6,500,000 shares of Common Stock for issuance, which represents approximately 14 percent of the outstanding shares of Common Stock. As of the date of this Proxy Statement, stock options relating to an aggregate of 6,073,853 shares of Common Stock had been granted at exercise prices ranging from $0.85 to $11.20, leaving a total of 426,147 shares available for issuance.

The purpose of the Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees of and consultants to the Company.

 The Plan provides that a committee (the “Committee”) composed of at least two disinterested members of the board of directors of the Company may grant Incentives in the following forms: (a) stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) performance shares; and (f) cash awards. Incentives may be granted to participants who are employees of or consultants to the Company (including officers and directors of the Company who are also employees of or consultants to the Company) selected from time to time by the Committee. In the event there is no Committee, then the entire Board shall have responsibility for administering the 2003 Plan.

 Types of Incentives

Stock Options

Under the 2003 Plan, the Committee may grant non-qualified and incentive stock options to eligible participants to purchase shares of Common Stock from the Company. The 2003 Plan confers on the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The number of shares subject to an option will be reduced proportionately to the extent that the optionee exercises a related SAR. The term of a non-qualified option may not exceed 10 years from the date of grant and the term of an incentive stock option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any option. The Committee may approve the purchase by the Company of an unexercised stock option for the difference between the exercise price and the fair market value of the shares covered by such option.

 The option price may be paid in cash, check, bank draft or by delivery of shares of Common Stock valued at their fair market value at the time of purchase or by withholding from the shares issuable upon exercise of the option shares of Common Stock valued at their fair market value or as otherwise authorized by the Committee.

 In the event that an optionee ceases to be an employee of or consultant to the Company for any reason, including death, any stock option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire at the time or times established by the Committee.

 Stock Appreciation Rights

A stock appreciation right or a “SAR” is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted with respect to any stock option granted under the Plan, or alone, without reference to any stock option. A SAR granted with respect to any stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

 The 2003 Plan confers on the Committee discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. The term of a SAR may not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as the stock option to which it relates is exercisable. Any SAR shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any SAR.

 Upon exercise of a SAR, the holder is entitled to receive an amount which is equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of Common Stock, cash, or any combination of Common Stock and cash.

 Restricted Stock

Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of Common Stock which are subject to restrictions on their sale or other transfer by the employee. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. All shares of restricted stock will be subject to such restrictions as the Committee may determine. Subject to these restrictions and the other requirements of the 2003 Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares, including, for example, the right to vote such shares.

  Stock Awards

Stock awards consist of the transfer by the Company to an eligible participant of shares of Common Stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award will be determined by the Committee.

  Performance Shares

Performance shares consist of the grant by the Company to an eligible participant of a contingent right to receive cash or payment of shares of Common Stock. The performance shares shall be paid in shares of Common Stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria will be determined by the Committee.

Non-Transferability of Most Incentives

No stock option, SAR, performance share or restricted stock granted under the Plan is transferable by its holder, except in the event of the holder's death, by will or the laws of descent and distribution. During an employee's lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

Amendment to the Plan

The Board of Directors may amend or discontinue the 2003 Plan at any time. However, no such amendment or discontinuance may, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, (a) change or impair, without the consent of the recipient thereof, an Incentive previously granted, (b) materially increase the maximum number of shares of Common Stock which may be issued to all participants under the 2003 Plan, (c) materially change or expand the types of Incentives that may be granted under the 2003 Plan, (d) materially modify the requirements as to eligibility for participation in the 2003 Plan, or (e) materially increase the benefits accruing to participants. Certain 2003 Plan amendments require shareholder approval, including amendments which would materially increase benefits accruing to participants, increase the number of securities issuable under the 2003 Plan, or change the requirements for eligibility under the 2003 Plan.

Federal Income Tax Consequences

The following discussion sets forth certain United States income tax considerations concerning the ownership of Common Stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986, as amended, regulations thereunder and judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of Common Stock. Moreover, the tax considerations relevant to ownership of Common Stock may vary depending on a holder's particular status.

Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 15 percent while the maximum ordinary income rate and short-term capital gains rate is effectively 35 percent.

 Incentive Stock Options.  Incentive stock options under the 2003 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the option holder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the option holder’s alternative minimum tax liability, if any.

If an option holder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the option holder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the option holder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the option holder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the option holder’s actual gain, if any, on the purchase and sale. The option holder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the option holder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Non-statutory Stock Options.  Non-statutory stock options granted under the 2003 Plan generally have the following federal income tax consequences:

There are no tax consequences to the option holder or the Company by reason of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the option holder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the option holder.

Upon disposition of the stock, the option holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Department of Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders. The 2003 Plan limits the number of shares relating to stock option grants awarded to an individual in any year to 900,000.

Option Grants Currently Outstanding

The following tables summarizes the recipients of outstanding stock option awards that have been granted under the 2003 Plan to each Named Executive Officer, the Named Executive Officers as a group, each non-executive director and to all current and former employees as a group and to all non-employee consultants and advisors. Other than stock options, we have not awarded any other type of Incentive permitted under the 2003 Plan.

Name	Shares Underlying Option (#)	Percent of Total Shares Authorized Under 2003 Plan (%)
Michael Cannarsa	225,000	3.46
Daniel Greenleaf	2,336,476	35.95
Yaping Hong	300,000	4.62
Brian Lenz	300,000	4.62
Richard Welter	275,000	4.23
Pamela Harris	200,000	3.08

Named Executive Officers as a group	3,636,476	55.95
Non-executive directors	541,600	8.33
Non-executive current and former employees	1,101,425	16.95
Non-employee consultants and advisors	794,352	12.22

Vote Required

Ratification and approval of the 2003 Plan requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common and Preferred Stock, voting together as one class, present and entitled to vote at the annual meeting. A stockholder who abstains with respect to this proposal is considered to be present and entitled to vote on he proposal at the Meeting, and is in effect casting a negative vote, but a stockholder (including a broker) who does not give authority to a proxy vote, or withholds authority to vote in this proposal, shall not be considered present and entitled to vote on this proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL AND RATIFICATION OF THE 2003 PLAN.

PROPOSAL 3:

TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the stockholders, the Board of Directors has appointed J.H. Cohn LLP as the Company’s independent registered public accounting firm for fiscal year 2006. J.H. Cohn has performed this function for the Company commencing with the fiscal year ended December 31, 2002. The Company expects that representatives of J.H. Cohn will be in attendance at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Fees Billed to the Company by Its Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by J.H. Cohn LLP, our independent registered public accounting firm for professional services rendered for fiscal years ended December 31, 2005 and 2004:

Fee Category	2005 Fees	2004 Fees

Audit Fees	$113,280	$102,512
Audit-Related Fees (1)	$50,512	$4,966
Tax Fees (2)	$31,219	$20,310
All Other Fees (3)	--	--

Total Fees	$195,011	$127,788
______________

(1)
Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption “Audit Fees.” These fees include review of registration statements and other filings made with the SEC, review of SEC comment letters and related responses, and acquisition-related services.

(2)	Tax Fees consist of fees for tax compliance, tax advice and tax planning.

(3)	All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm, other than those disclosed above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

At present, the audit committee approves each engagement for audit or non-audit services before the Company engages its independent public accountants to provide those services. The audit committee has not established any pre-approval policies or procedures that would allow the Company’s management to engage its independent auditor to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by the Company’s independent auditors for fiscal 2005 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

Vote Required

Ratification of J.H. Cohn LLP’s appointment as the independent registered public accounting firm of the Company for the fiscal year 2006 requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, present and entitled to vote at the Meeting. A stockholder who abstains with respect to this proposal is considered to be present and entitled to vote on this proposal at the Meeting, and is in effect casting a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote on this proposal, shall not be considered present and entitled to vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF J.H. COHN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2006 by: (i) each director and nominee for director; (ii) each of our current executive officers; (iii) all of our directors and executive officers as a group; and (iv) all those known by us to be beneficial owners of at least five percent of our common stock. Beneficial ownership is determined under rules promulgated by the SEC. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is 180 Mount Airy Road, Suite 203, Basking Ridge, New Jersey 07920.

Name and Address	Number of Shares Beneficially Owned (1)	Percentage of Class
Daniel Greenleaf	818,825(2)	1.7
Michael Cannarsa	58,334(3)	*
Yaping Hong, Ph.D.	74,667(4)	*
Brian Lenz	51,667(5)	*
Vincent M. Aita, Ph.D.	238,074(6)	*
Stephen C. Rocamboli	876,935(7)	1.9
Stephen A. Roth, Ph.D.	63,600(8)	*
Michael Weiser, M.D., Ph.D.	1,900,668(9)	4.0
Xumu Zhang, Ph.D.	3,268,314(10)	6.9
Pamela Harris, M.D.	0	--
Johnson Y.N. Lau, M.D., Ph.D.	0	--
All Executive Officers and Directors as a group (11 persons)	7,351,084	15.9
Lester Lipschutz 1650 Arch Street - 22nd Floor Philadelphia, PA 19103	10,541,367 (11)	21.8
Lindsay A. Rosenwald 787 7th Avenue, 48th Floor New York, NY 10019	3,425,999 (12)	7.2
________________
* Less than 1%.

(1)	Assumes in each case that the stockholder exercised all options available to the person that have vested or will vest within 60 days of 31, 2006.
(2)
Includes shares issuable upon exercise (at a price of $0.88 per share) of an option, 297,132 shares of which vested on February 1, 2006 and shares issuable upon exercise (at a price of $0.89 per share) of an option 481,693 shares of which vested on February 1, 2006.

(3)	Includes shares issuable upon exercise (at a price of $0.86 per share) of an option, 58,334 shares of which vested on January 1, 2006.
(4)
Represents: i) shares issuable upon exercise (at a price of $1.50 per share) of an option, 10,000 shares of which vested on April 21, 2004, 11,000 of which vested on April 21, 2005 and 12,000 of which will vest on April 21, 2006; ii) shares issuable upon exercise (at a price of $1.40 per share) of an option, 16,667 of which vested on April 19, 2005 and 16,667 which will vest on April 21, 2006; and iii) shares issuable upon exercise (at a price of $1.08 per share) of an option, 8,333 shares of which vested on January 24, 2006.

(5)
Represents: i) shares issuable upon exercise (at a price of $1.67 per share) of an option, 5,000 shares of which vested on each of October 6, 2004 and October 6, 2005; ii) shares issuable upon exercise (at a price of $1.40 per share) of an option, 8,333 of which vested on April 19, 2005 and 8,334 shares of which will vest on April 19, 2006; and iii) shares issuable upon exercise (at a price of $1.08 per share) of an option, 20,000 shares of which vested on January 24, 2006.

(6)	Includes 8,600 shares issuable upon exercise (at a price of $1.96 per share) of an option, 4,300 shares of which vested on each of October 28, 2004 and October 28, 2005.
(7)
Includes 719,335 shares owned by, and 149,000 shares issuable upon the exercise of two warrants held by, Stephen C. Rocamboli as Trustee for The Stephen C. Rocamboli April 2005 Trust u/a/d April 7, 2005; and 8,600 shares issuable upon exercise (at a price of $1.96 per share) of an option, 4,300 shares of which vested on each of October 28, 2004 and 2005.

(8)
Represents i) 50,000 shares issuable upon exercise (at a price of $1.70 per share) of an option, 16,667 shares of which vested on each of February 14, 2004 and February 14, 2005 and 16,666 of which vested on February 14, 2006; and ii) 8,600 shares issuable upon exercise (at a price of $1.96 per share) of an option, 4,300 shares of which vested on each of October 28, 2004 and October 28, 2005.

(9)
Includes i) 280,000 shares issuable upon the exercise of a warrant; and ii) 8,600 shares issuable upon exercise (at a price of $1.96 per share) of an option, 4,300 shares of which vested on each of October 28, 2004 and October 28, 2005.

(10)	Includes 487, 539 shares issuable upon exercise (at a price of $1.49 per share) of an option 162,513 shares of which vested on each of May 15, 2004, May 15, 2005 and May 15, 2006.
(11)
Based on Schedule 13D filed with the SEC on October 27, 2005. Represents shares owned equally by several trusts established for the benefit of Dr. Lindsay A. Rosenwald or members of his immediate family, for which Mr. Lipschutz is the trustee/investment manager, and over which he has voting control and investment power. Includes 1,633,000 shares issuable upon the exercise of warrants.

(12)
Based on a Schedule 13G/A filed December 31, 2005. Includes (i) 989,169 shares issuable upon the exercise of warrants and (ii) 392,830 shares held by Paramount BioCapital Investments, LLC of which Dr. Rosenwald is the managing member.

OTHER MATTERS

Certain Relationships and Related Transactions

Mr. Rocamboli and Dr. Weiser, both of whom are directors of our company, are former stockholders of Greenwich Therapeutics, Inc., which company we acquired in October 2005. Mr. Rocamboli owned 144,000 shares of Greenwich common stock and Dr. Weiser owned 280,000 shares of Greenwich common stock. Accordingly, upon completion of the merger, Mr. Rocamboli received approximately 616,320 shares of our common stock and 144,000 shares issuable upon the exercise of warrants, and now beneficially owns approximately 1.8 percent of our outstanding common stock. Dr. Weiser received approximately 1,198,400 shares of our common stock and 280,000 shares issuable upon the exercise of warrants, and now beneficially owns approximately 4.0 percent of our outstanding common stock. Mr. Rocamboli’s and Dr. Weiser’s interests in Greenwich were made known to our board of directors at the outset of the negotiating process between the companies and neither attended or otherwise participated in any meeting and other discussion of the board in all matters relating to the merger with Greenwich.

Dr. Weiser and Mr. Rocamboli are also employees of Paramount BioCapital, Inc. or its affiliates, a corporation of which Dr. Lindsay A. Rosenwald is the chairman and sole shareholder. Together with various trusts for the benefit of Dr. Rosenwald or members of his immediate family, Dr. Rosenwald owned approximately 48 percent of Greenwich’s outstanding common stock. Upon completion of the merger with Greenwich, Dr. Rosenwald and the trusts now beneficially own approximately 29 percent of our outstanding common stock.

On February 25, 2004, the Company completed the sale of its securities in a private placement to accredited investors for gross proceeds of approximately $7.2 million. Paramount BioCapital, Inc. participated as one of three placement agents for this transaction, for which it received approximately $300,000 in commissions.

On October 18, 2005, the Company completed the sales of its securities in a private placement to accredited investor for gross proceeds of approximately $8.4 million. Paramount BioCapital, Inc., which served as the placement agent for this transaction, for which it received approximately $587,000 in commissions, together with an accountable expense allowance of $50,000, and issued 5-year warrants to purchase an aggregate of 1,117,997 shares of common stock at a price of $1.00 per share. Net proceeds to the Company after deducting placement agent fees and other expenses relating to the private placement, were approximately $7.5 million.

As a result of its acquisition of Greenwich Therapeutics, on October 18, 2005, the Company assumed outstanding indebtedness of Greenwich of $823,869, all of which is payable to Paramount BioCapital Investments, Inc. pursuant to a promissory note dated October 17, 2005, referred to as the (“Note”). At the closing of the merger, the Note was amended to provide that one-third would be converted into securities of the Company on the same terms as the Company’s October 2005 private placement, one-third of the outstanding indebtedness under the Note would be repaid upon the completion by the Company of a financing resulting in gross proceeds of at least $5 million, and the final one-third would be payable upon completion by the Company of one or more financings resulting in aggregate gross proceeds of at least $10 million (inclusive of the amounts raised in a previous $5 million financing ). Accordingly, on October 18, 2005, upon completion of the private placement, the Company satisfied a portion of the total indebtedness outstanding under the Note by making a cash payment of $264,623 and another portion by issuing to Paramount BioCapital Investments, Inc. 392,830 shares valued at the $.75 offering price of the October 2005 private placement, the equivalent of $294,623 of the Company’s common stock. In the event the Company does not complete the financing(s) resulting in aggregate gross proceeds of at least $10 million prior to the Note’s maturity date, the Company will be required to satisfy the final portion in October 2006. Dr. Lindsay A. Rosenwald and certain trusts established for the benefit of Dr. Rosenwald and his family collectively held approximately 48% of Greenwich’s capital stock prior to completion of the merger. Together, Dr. Rosenwald and such trusts also owned approximately 16% of the Company’s common stock prior to the completion of the merger. In addition to Dr. Rosenwald’s relationship with Greenwich, as described above, two directors of the Company, Stephen C. Rocamboli and Michael Weiser, M.D., Ph.D., owned approximately 3.6% and 7%, respectively, of Greenwich’s outstanding common stock. Mr. Rocamboli and Dr. Weiser are also employees of Paramount BioCapital, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who are the beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments that we received with respect to transactions during 2005, we believe that all such forms were filed on a timely basis, except for those items listed in the table below.

Name of Filer	Description of Transaction	Transaction Date	Filing Date

Michael J. Cannarsa	Option Grant	1/3/05	12/05/05
Daniel Greenleaf	Option Grant Purchase Option Grant	2/1/05 2/17/05 10/19/05	2/14/05 2/22/05 11/15/05
Richard J. Welter	Initial Form 3 Option Grant	7/18/05 7/18/05	7/29/05 12/05/05
Johnson Yiu Nam Lau	Initial Form 3	11/29/05	2/17/06

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors,

VIOQUEST PHARMACEUTICALS, INC.

/s/ Brian Lenz

Brian Lenz, Secretary

Appendix A

VIOQUEST PHARMACEUTICALS, INC.

2003 Stock Option Plan

1. Purpose. The purpose of the 2003 Stock Option Plan (the “Plan”) of VioQuest Pharmaceuticals, Inc. (f/k/a Chiral Quest, Inc., the “Company”) is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, directors and consultants. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.001 par value, of the Company (“Common Stock”), monetary payments or both on terms determined under this Plan.

2. Administration.

2.1 The Plan shall be administered by a committee of the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than two directors of the Company who shall be appointed from time to time by the board of directors of the Company. Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), and an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee shall have complete authority to determine all provisions of all Incentives awarded under the Plan (as consistent with the terms of the Plan), to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentives granted under the Plan. The Committee will also have the authority under the Plan to amend or modify the terms of any outstanding Incentives in any manner; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and that any recipient on an Incentive adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive, however, whether pursuant to this Section 2 or any other provisions of the Plan, will be deemed to be a re-grant of such Incentive for purposes of this Plan. If at any time there is no Committee, then for purposes of the Plan the term “Committee” shall mean the Company’s Board of Directors.

2.2 In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected participant, amend or modify the vesting criteria of any outstanding Incentive that is based in whole or in part on the financial performance of the Company (or any subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

3. Eligible Participants. Employees of the Company or its subsidiaries (including officers and employees of the Company or its subsidiaries), directors and consultants, advisors or other independent contractors who provide services to the Company or its subsidiaries (including members of the Company’s scientific advisory board) shall become eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4. Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SARs”) (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); and (e) performance shares (Section 9).

5. Shares Subject to the Plan.

5.1. Number of Shares. Subject to adjustment as provided in Section 11.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 6,500,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

5.2. Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of an SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised or unvested as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to make a participant eligible for the grant of a stock option at a lower price than the option to be canceled.

6. Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. The Committee may designate whether an option is to be considered an incentive stock option or a non-statutory stock option. To the extent that any incentive stock option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such incentive stock option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a non-statutory stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1. Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 11.6.

6.2. Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 11.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option. No individual may receive options to purchase more than 900,000 shares in any year.

6.3. Duration and Time for Exercise. Subject to earlier termination as provided in Section 11.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

6.4. Manner of Exercise. Subject to the conditions contained in this Plan and in the agreement with the recipient evidencing such option, a stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The exercise price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash; uncertified or certified check; bank draft; (b) at the discretion of the Committee, by delivery of shares of Common Stock that are already owned by the participant in payment of all or any part of the exercise price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) at the discretion of the Committee, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. The shares of Common Stock delivered by the participant pursuant to Section 6.4(b) must have been held by the participant for a period of not less than six months prior to the exercise of the option, unless otherwise determined by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such stock options as to which there is a record date preceding the date the participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

(a) The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company) shall not exceed $100,000. The determination will be made by taking incentive stock options into account in the order in which they were granted.

(b) Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by board of directors or the date this Plan was approved by the Company’s shareholders.

(d) Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant. No Incentive Stock Option may be exercisable after ten (10) years from its date of grant (five (5) years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

(e) The exercise price for Incentive Stock Options shall be not less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option; provided that the exercise price shall be 110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company.

7. Stock Appreciation Rights. An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1. Number; Exercise Price. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 11.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option. The exercise price of an SAR will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

7.2. Duration. Subject to earlier termination as provided in Section 11.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

7.3. Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

7.4. Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the Exchange Act), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the exercise price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 11.6); by

(b) the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

8. Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. The participant receiving a stock award will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a participant as a stock award under this Section 8 upon the participant becoming the holder of record of such shares. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant, which restrictions and conditions may be determined by the Committee as long as such restrictions and conditions are not inconsistent with the terms of the Plan. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

8.1. Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

8.2. Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold or granted to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3. Restrictions. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b) a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions; or

(c) such other conditions or restrictions as the Committee may deem advisable.

8.4. Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2003 Stock Option Plan of VioQuest Pharmaceuticals, Inc., (the “Company”), and an agreement entered into between the registered owner and the Company. A copy of the 2003 Stock Option Plan and the agreement is on file in the office of the secretary of the Company.

8.5. End of Restrictions. Subject to Section 11.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.

8.6. Shareholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently. Unless the Committee determines otherwise in its sole discretion, any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the restrictions set forth above will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the participant consents to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

9. Performance Shares. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of a performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

9.1. Performance Objectives. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the participant before the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash as determined by the Committee. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

9.2. Not Shareholder. The grant of performance shares to a participant shall not create any rights in such participant as a shareholder of the Company, until the payment of shares of Common Stock with respect to an award.

9.3. No Adjustments. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

9.4. Expiration of Performance Share. If any participant’s employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant’s stated performance objectives, all the participant’s rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consulting by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

10. Change of Control.

10.1 Change in Control. For purposes of this Section 10, a “Change in Control” of the Company will mean the following:

(a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c) any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuing Directors (as defined below), or (ii) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuing Directors); provided that a traditional institution or venture capital financing transaction shall be excluded from this definition;

(d) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuing Directors, or (ii) less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuing Directors); or

(e) after the date the Company’s securities are first sold in a registered public offering, the Continuing Directors cease for any reason to constitute at least a majority of the Board.

10.2 Continuing Directors. For purposes of this Section 10, “Continuing Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Continuing Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

10.3 Acceleration of Incentives. Without limiting the authority of the Committee under the Plan, if a Change in Control of the Company occurs whereby the acquiring entity or successor to the Company does not assume the Incentives or replace them with substantially equivalent incentive awards, then, unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive at the time of grant, then as of the date of the Change of Control (a) all outstanding options and SARs will vest and will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options or SARs have been granted remains in the employ or service of the Company or any subsidiary of the Company or any acquiring entity or successor to the Company; (b) the restrictions on all shares of restricted stock awards shall lapse immediately; and (c) all performance shares shall be deemed to be met and payment made immediately.

10.4 Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an option at the time of grant or at any time after the grant of an option, and without the consent of any participant affected thereby, may determine that:

(a) some or all participants holding outstanding options will receive, with respect to some or all of the shares of Common Stock subject to such options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such options; and

(b) any options as to which, as of the effective date of any such Change in Control, the Fair Market Value of the shares of Common Stock subject to such options is less than or equal to the exercise price per share of such options, shall terminate as of the effective date of any such Change in Control.

If the Committee makes a determination as set forth in subparagraph (a) of this Section 10.4, then as of the effective date of any such Change in Control of the Company such options will terminate as to such shares and the participants formerly holding such options will only have the right to receive such cash payment(s). If the Committee makes a determination as set forth in subparagraph (b) of this Section 10.4, then as of the effective date of any such Change in Control of the Company such options will terminate, become void and expire as to all unexercised shares of Common Stock subject to such options on such date, and the participants formerly holding such options will have no further rights with respect to such options.

11. General.

11.1. Effective Date. The Plan will become effective upon approval by the Company’s board of directors.

11.2. Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the shareholders of the Company.

11.3. Non-transferability of Incentives. Except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, unless approved by the Committee, no stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. During a participant’s lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

11.4. Effect of Termination or Death. In the event that a participant ceases to be an employee of or consultant to the Company, or the participants other service with the Company is terminated, for any reason, including death, any Incentives may be exercised or shall expire at such times as may be determined by the Committee in its sole discretion in the agreement evidencing an Incentive. Notwithstanding the other provisions of this Section 10.4, upon a participant’s termination of employment or other service with the Company and all subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause options and SARs (or any part thereof) then held by such participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Shares and Stock Awards then held by such participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Incentive may remain exercisable or continue to vest beyond its expiration date. Any Incentive Stock Option that remains unexercised more than one (1) year following termination of employment by reason of death or disability or more than three (3) months following termination for any reason other than death or disability will thereafter be deemed to be a Non-Statutory Stock Option.

11.5. Additional Conditions. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to any Incentives granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

11.6. Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the corporate structure of the Company or shares of the Company, the exercise price of an outstanding Incentive and the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock in order to prevent dilution or enlargement of the rights of the participants. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

11.7. Incentive Plans and Agreements. Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

11.8. Withholding.

(a) The Company shall have the right to (i) withhold and deduct from any payments made under the Plan or from future wages of the participant (or from other amounts that may be due and owing to the participant from the Company or a subsidiary of the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Incentive, or (ii) require the participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

(c) If a participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, then an Election is subject to the following additional restrictions:

(1) No Election shall be effective for a Tax Date which occurs within six months of the grant or exercise of the award, except that this limitation shall not apply in the event death or disability of the participant occurs prior to the expiration of the six-month period.

(2) The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company’s quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

11.9. No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

11.10. Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.

11.11. Amendment of the Plan. The Board may amend, suspend or discontinue the Plan at any time; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive without the consent of the affected participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 11.6 of the Plan.

11.12. Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee or the board of directors of the Company determines in good faith in the exercise of its reasonable discretion to be 100% of the fair market value of such a share as of the date in question; provided, however, that notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange or are quoted on the Nasdaq National Market System or Nasdaq SmallCap Stock Market (“Nasdaq”), then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange or Nasdaq on the applicable date. If such U.S. securities exchange or Nasdaq is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or Nasdaq.

11.13 Breach of Confidentiality, Assignment of Inventions, or Non-Compete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a participant materially breaches the terms of any confidentiality, assignment of inventions, or non-compete agreement entered into with the Company or any subsidiary of the Company, whether such breach occurs before or after termination of such participant’s employment or other service with the Company or any subsidiary, the Committee in its sole discretion may immediately terminate all rights of the participant under the Plan and any agreements evidencing an Incentive then held by the participant without notice of any kind.

11.13 Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

11.14 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the participants in the Plan.

VIOQUEST PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Friday, May 19, 2006
12:00 Noon (EDT)

Somerset Hills Hotel
200 Liberty Corner Road
Warren, New Jersey 07059

--------------------------------------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 19, 2006.

If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2 and 3.

The undersigned, a stockholder of VioQuest Pharmaceuticals, Inc., hereby appoints Daniel E. Greenleaf and Brian Lenz, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of VioQuest Pharmaceuticals, Inc. to be held on May 19, 2006 at 12:00 Noon (EDT) at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07059, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the Annual Meeting of Stockholders.

See reverse for voting instructions.

Please detach here

The Board of Directors recommends a FOR Proposals 1, 2 and 3.

1. Election of Directors:	01 Vincent M. Aita 02 Daniel E. Greenleaf 03 Johnson Y. N. Lau 04 Stephen C. Rocamboli	05 Stephen A. Roth 06 Michael Weiser 07 Xumu Zhang	☐ Vote FOR all nominees (except as indicated below)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To ratify and approve the Company’s 2003 Stock Option Plan (as amended).	☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To ratify and approve the selection of J.H. Cohn LLP as the Company’s independent registered public accounting firm for fiscal 2006.	☐ FOR	☐ AGAINST	☐ ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL DESCRIBED ABOVE.

Address Change? Mark Box ☐ Indicate changes below	Date:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing proxy.